Exhibit 16.1

Larry O'Donnell
Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Aurora, Colorado 80014

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC  20549

Re: VitaminSpice Form 8K Filed April 12, 2011

We have read the statements that VitaminSpice included in Item 4.01 of the Form 8-K filed on April 12, 2011 regarding its recent change in auditors.  We agree with such statements regarding our firm.

Sincerely,

/s/ Larry O’Donnell